                                                        Exhibit No. EX. 99.h.2.B

                                THE OLSTEIN FUNDS
                                AMENDMENT TO THE
            AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

     THIS AMENDMENT dated as of the 25 day of October,  2006, to the Amended and
Restated Fund Accounting Servicing Agreement, dated February 2, 1998, as amended and  restated  May 24,  2006 (the  "Agreement"),  is entered by and  between The
Olstein Funds, a Delaware  statutory  trust (the "Trust") and U.S.  Bancorp Fund
Services, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

     WHEREAS,  the  parties  have  entered  into an Amended  and  Restated  Fund
Accounting Servicing Agreement; and

     WHEREAS, the Trust intends to change the name of a current fund, intends to create an additional fund and the Trust intends to amend the fees; and

     WHEREAS,  Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

     NOW, THEREFORE, the parties agree as follows:

     Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

     Exhibit B, the fee  schedule of the  Agreement,  is hereby  superseded  and replaced with Exhibit B hereto.

Except to the extent amended  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE OLSTEIN FUNDS                            U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael Luper                        By: /s/ Michael R. McVoy
Printed Name: Michael Luper                  Printed Name: Michael R. McVoy
Title: Treasurer                             Title: Sr. Vice President

                                    Exhibit A
                                     to the
            Amended and Restated Fund Accounting Servicing Agreement

                Fund Names - Separate Series of The Olstein Funds

Name of Series

The Olstein All Cap Value Fund effective on or about October 31, 2006 (f/k/a The
Olstein Financial Alert Fund)

Strategic Opportunities Fund (effective on or about October 31, 2006)